UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Titan International, Inc.
(Name of Registrant as Specified In Its Charter)

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Titan International, Inc.
2701 Spruce Street
Quincy, Illinois 62301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 19, 2005

To Titan Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Titan International, Inc., an Illinois corporation ("Titan" or the "Company"), will be held at the Oakley-Lindsay Center, Third and York Streets, Quincy, Illinois on Thursday, May 19, 2005, at 4:30 p.m. Central Time, to consider and act upon the following matters:

1)	To elect three directors to serve for three-year terms and until their successors are elected and qualified;

2)	To approve the Titan International, Inc. 2005 Equity Incentive Plan;

3)	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2005; and

4)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders whose names appear of record at the Company's close of business on March 21, 2005, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. In addition to this proxy statement, Titan’s 2004 Annual Report including Form 10-K is enclosed for your information.

All stockholders are cordially invited to attend the Annual Meeting. Stockholders can help the Company avoid unnecessary expense and delay by promptly returning the enclosed proxy card. The presence, in person or by properly executed proxy, of a majority of the common stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting.

Please note that if you are attending the Annual Meeting, proof of share ownership as of the record date must be presented, in addition to valid photo identification.

Every stockholder’s vote is important. Whether or not you intend to be present at the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the enclosed pre-addressed stamped envelope.

                                By Order of the Board of Directors,

Quincy, Illinois            CHERI T. HOLLEY
March 30, 2005              Secretary

TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders	Cover
General Matters	1
Voting	1
Proposal #1- Election of Directors	3
Directors Continuing in Office	4
Compensation of Directors	5
Committees and Meetings of the Board of Directors	5
Proposal #2 - Approval of Titan International, Inc. 2005 Equity Incentive Plan	6
Proposal #3 - Ratification of Independent Registered Public Accounting Firm	10
Audit and Other Fees	10
Other Business	11
Compensation of Executive Officers	11
Report of the Audit Committee	12
Report of the Compensation Committee	13
Report of the Nominating/Corporate Governance Committee	14
Performance Comparison Graph	15
Section 16(a) Beneficial Ownership Reporting Compliance	15
Security Ownership of Certain Beneficial Owners and Management	16
Corporate Governance	17
Related Party Transactions	18
Stockholder Proposals	18
Householding Information	18
Cost of Proxy Solicitation	18
Appendix A - Titan International, Inc. 2005 Equity Incentive Plan	A-1

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TITAN INTERNATIONAL, INC.

May 19, 2005

GENERAL MATTERS

This Proxy Statement is being furnished to the stockholders of Titan International, Inc. ("Titan" or the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 19, 2005, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting. This Proxy Statement and accompanying form of proxy will be first mailed to stockholders on or about March 30, 2005. Please note that if you are attending the Annual Meeting, proof of share ownership as of the record date must be presented, in addition to valid photo identification.

VOTING

Qualifications
Holders of shares of common stock (the "Common Stock") of the Company as of the close of business on March 21, 2005, (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 16,362,426 shares of Common Stock were outstanding. Holders of Common Stock (the "Common Stockholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

Quorum
Common Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of the Common Stockholders holding a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” (in cases when a broker has delivered a proxy that does not have authority to vote on the proposal in question) are counted as present in determining whether or not there is a quorum. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

Procedures
All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR Proposal Numbers One, Two and Three, and persons designated as proxies will vote with their best judgment on such other business as may properly come before the Annual Meeting. If you hold your shares in “street name,” i.e. through a bank, broker or other nominee, please note that banks, brokers and other nominees do not have discretionary authority to vote on your behalf for the adoption of the Titan International, Inc. 2005 Equity Incentive Plan as described in Proposal Number Two. As a result, if you do not submit voting instructions to your broker, trustee or other nominee with regard to Proposal Number Two, your shares will be counted as a “broker non-vote” with respect to such Proposal. The Board of Directors of the Company does not know of any matters that will come before the Annual Meeting other than those described in the Notice of Annual Meeting attached to this Proxy Statement.

The votes of Common Stockholders holding a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of each Director. Approval of the Titan International, Inc. 2005 Equity Incentive Plan and ratification of the selection of the independent registered public accounting firm require the affirmative vote of the Common Stockholders holding a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions are counted in the number of shares present in person or represented by proxy for purposes of determining whether a proposal has been approved, and so are equivalent to votes against a proposal (other than the election of directors). Broker non-votes will have no impact on the outcome of any of the matters to be considered at the Annual Meeting.

Revoking a Proxy
Any proxy given pursuant to this solicitation may be revoked at any time before it is voted. Common Stockholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed revocation and proxy bearing a later date or by voting in person at the meeting. Attendance at the Annual Meeting will not of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to: Cheri T. Holley, Secretary of Titan International, Inc., 2701 Spruce Street, Quincy, Illinois 62301.

✓ PROPOSAL #1 - ELECTION OF DIRECTORS

The Board of Directors recommends that stockholders vote FOR the Board of Directors’ slate of nominees standing for election.

The Company's Bylaws provide for three classes of directors of approximately equal numbers designated as Class I, Class II and Class III. Each director is elected for a three-year term and the term of each Class expires in a different year. With the exception of the Chairman and CEO (Messrs. Billig and Taylor), all directors are independent as defined in the New York Stock Exchange listing standards. The Nominating/Corporate Governance Committee recommended to the Board that Richard M. Cashin Jr., Albert J. Febbo and Mitchell I. Quain stand for election as Class II directors to serve until the 2008 Annual Meeting. The Board has put forth the slate of nominees consisting of Richard M. Cashin Jr., Albert J. Febbo and Mitchell I. Quain to stand for election at the 2005 Annual Meeting. Messrs. Cashin, Febbo and Quain are all current directors of the Company and have consented to continue serving as a director if elected.

In the unexpected event that a nominee for director is elected and becomes unable to serve before the Annual Meeting, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be appointed by the Company's existing Board of Directors, as recommended by the Nominating/Corporate Governance Committee. The following is a brief description of the business experience of each nominee for at least the past five years.

Richard M. Cashin Jr. - Mr. Cashin is managing partner of One Equity Partners, the private equity investment unit of Bank One. Prior to that time, Mr. Cashin was president of Citicorp Venture Capital, Ltd., where he was employed from 1980 to 2000. Mr. Cashin is also a director of Remy International, Fairchild Semiconductor and Quintiles Transnational. Mr. Cashin, who is 51 years old, became a director of the Company in 1994. Mr. Cashin serves on the Compensation Committee.

Albert J. Febbo - Mr. Febbo retired from GE after 30 years - 18 years with the plastics business in sales and marketing leadership roles in the U.S. and Europe and 12 years as a corporate officer leading the automotive and corporate marketing teams. He also serves as director of Med Panel, Inc. Mr. Febbo, who is 65 years old, became a director of the Company in 1993. Mr. Febbo serves on the following committees: Audit (Chairman), Compensation and Nominating/Corporate Governance.

Mitchell I. Quain - Mr. Quain is chairman of Register.com, an internet services provider. Previously, Mr. Quain spent four years with ABN AMRO Incorporated, most recently as Vice Chairman, and 22 years at Schroder & Co., Inc. Mr. Quain is also a director of Hardinge, Inc., Magnetek, Inc. and Strategic Distribution, Inc., as well as a number of private companies. He is also Chairman of the Board of Overseers of the University of Pennsylvania’s School of Engineering and Applied Sciences and serves on the University’s Board of Trustees and the executive committee of Penn Medicine. Mr. Quain, who is 53 years old, became a director of the Company in 1999. Mr. Quain serves on the following committees: Compensation (Chairman), Audit and Nominating/Corporate Governance.

DIRECTORS CONTINUING IN OFFICE

Directors continuing in office as Class III Directors whose terms expire at the annual meeting in 2006, are listed below.

Erwin H. Billig - Mr. Billig is director and chairman of MSX International. From 1992 to 1999 he served as vice chairman of Masco Tech, Inc., and from 1986 to 1992 Mr. Billig was president and chief operating officer of Masco Tech, Inc. Mr. Billig is also a director and vice chairman of Remy International. Mr. Billig, who is 78 years old, is chairman of the board of Titan and became a director of the Company in 1992.

Anthony L. Soave - Mr. Soave is president, chief executive officer and founder of Soave Enterprises L.L.C., a Detroit-based holding company which owns and operates businesses in distribution, environmental, and metals recycling, as well as other diversified industries. From 1974 to 1998 he served as president and chief executive officer of Detroit-based City Management Corporation, which he founded. Mr. Soave, who is 65 years old, became a director of the Company in 1994. Mr. Soave serves on the following committees: Audit, Compensation and Nominating/Corporate Governance.

Directors continuing in office as Class I Directors whose terms expire at the annual meeting in 2007, are listed below.

Edward J. Campbell - Mr. Campbell, now retired, was employed for 27 years by Tenneco. He spent 13 of those years as president of Newport News Shipbuilding Company and 14 years at Case Corporation, three of those (1992-94) as president. Mr. Campbell, who is 77 years old, became a director of the Company in 1995. Mr. Campbell meets the qualifications of a “financial expert” as defined by the Securities and Exchange Commission and has accounting or related management expertise as required by the New York Stock Exchange listing standards. Mr. Campbell serves on the following committees: Nominating/Corporate Governance (Chairman), Audit and Compensation.

Maurice M. Taylor Jr. - Mr. Taylor, who is 60 years old, has been president and chief executive officer and a director of Titan International, Inc. since 1990, when Titan was acquired in a management-led buyout by investors, including Mr. Taylor. Prior to that time, Mr. Taylor had a significant role in the development of the Company.

COMPENSATION OF DIRECTORS

Each director, with the exception of the CEO (Mr. Taylor), receives an annual payment of $37,500 or, in lieu of this payment, options for 10,000 shares of Titan common stock under a newly proposed plan. In May 2005, the Board is proposing adoption of the Titan International, Inc. 2005 Equity Incentive Plan (“Incentive Plan”) to provide for grants of stock options as a means of attracting and retaining highly qualified, independent directors for the Company. Under the Incentive Plan, each non-employee director of the Company will receive a non-discretionary grant of a stock option for 10,000 shares of Common Stock at the conclusion of each annual meeting of stockholders at which such director is elected, re-elected or continuing in office. Such options will vest and become exercisable immediately and expire 10 years from the date of grant.

The Audit Committee Chair will receive an additional $15,000 annual payment while other committee chairs will receive an additional $10,000 annual payment. The Financial Expert will receive a $5,000 annual payment for this role. The Company pays each director, with the exception of the CEO, a fee of $500 for each Board of Director (“Board”) or committee meeting attended. Titan also reimburses out-of-pocket expenses related to the directors' attendance at such meetings. In addition, the Company pays Mr. Billig, the Chairman of the Board, an annual fee of $100,000 to carry out his responsibilities, which include significant operational matters, as well as corporate development initiatives. The Company does not have any other consulting contracts or arrangements with any of its directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors, which met 10 times in 2004, has established the following committees of the Board:  (i) Audit Committee (consisting of Messrs. Campbell, Febbo, Quain and Soave); (ii) Compensation Committee (consisting of Messrs. Campbell, Cashin, Febbo, Quain and Soave); (iii) Nominating/Corporate Governance Committee (consisting of Messrs. Campbell, Febbo, Quain and Soave). The Board of Directors approves nominees for election as directors. All directors attended 75% or more of the aggregate number of meetings of the Board and applicable committees. The Board and Committee meetings are presided over by their chairman. If the Chairman is unavailable, the directors present appoint a temporary presiding chairman to preside at the meeting.

The Audit Committee, which met 10 times in 2004, retains an independent registered public accounting firm to perform audit and non-audit services, reviews the scope and results of such services, consults with the internal audit staff, reviews with management and the independent registered public accounting firm any recommendations of the auditors regarding changes and improvements in the Company's accounting procedures and controls and management's response thereto, and reports to the Board. The Audit Committee meets with the independent registered public accounting firm with and without management present. The Board has determined that Mr. Campbell meets the qualifications of a “financial expert” as defined by the Securities and Exchange Commission and has accounting or related management expertise as required by the New York Stock Exchange listing standards.

The Compensation Committee, which met three times in 2004, provides oversight of all executive compensation and benefits programs. The committee reviews and approves corporate goals and makes recommendations accordingly to the Board of Directors regarding the salaries and all other forms of compensation of the Company's officers.

The Nominating/Corporate Governance Committee met two times in 2004, and provides guidance and assistance to the Board of Directors in discharging the duties and responsibilities related to corporate governance principles and practices of the Board and the Company. The committee is also responsible for identifying, screening and nominating candidates to serve as directors of the Company.

✓ PROPOSAL #2 - APPROVAL OF TITAN INTERNATIONAL, INC. 2005 EQUITY INCENTIVE PLAN

The Board of Directors recommends that stockholders vote FOR approval of the Titan International, Inc. 2005 Equity Incentive Plan.

Plan
Titan proposes adopting the Titan International, Inc. 2005 Equity Incentive Plan (the “Incentive Plan”). A total of 2.1 million shares of Common Stock would be reserved for issuance under the Incentive Plan. The Incentive Plan is qualified in its entirety by reference to the full text of the plan itself, a copy of which is attached as Appendix A to the Proxy Statement. The Board approved the Incentive Plan on December 6, 2004, subject to stockholder approval.

Purpose
The purposes of the Incentive Plan of Titan International, Inc. are (i) to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward employees of the Company and its affiliates, directors of the Company, and consultants and other persons who provide substantial services to the Company and its affiliates, (ii) to link compensation to measures of the Company’s performance in order to provide additional incentives to such persons for the creation of stockholder value, and (iii) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders.

Eligibility
All employees, directors, consultants and service providers of the Company or any of its affiliates are eligible to receive awards under the Incentive Plan. Generally, the Board selects the specific individuals who will receive awards. Any of the shares available for grant under the Incentive Plan may be subject to stock options, restricted stock, restricted stock units, performance awards or any combination of any of them. Stock options granted under the Incentive Plan may be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the “Code”), or “non-qualified stock options.” A non-qualified stock option is a stock option that fails to meet the criteria for an incentive stock option. However, only employees are eligible to be granted incentive stock options.

Administration
The Incentive Plan is administered by the Board of Directors or a committee of at least two non-employee directors who are designated by the Board. The committee may appoint agents as it deems necessary or appropriate to assist in the operation and administration of the Incentive Plan. Except as provided in the Incentive Plan, the terms and conditions of any award will be subject to the discretion of the Board or its delegates.

Generally, the Board has the authority to select the recipients of awards, to determine the type of award to be granted to any person, to determine the number of shares, if any, to be covered by each award, and to establish the terms and conditions of each award agreement.

Amendment or Termination of the Plan
The Incentive Plan will continue in effect until no shares remain available for issuance, unless the Incentive Plan is terminated at an earlier date. The Incentive Plan may be terminated at any time by the Board of Directors. No incentive stock option will be granted on or after the tenth anniversary of the date that the Incentive Plan is adopted with stockholder approval, unless there is further stockholder approval at a later date. However, incentive stock options granted prior to the tenth anniversary may extend beyond that date.

The Board of Directors may amend the Incentive Plan at any time, subject to any stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code. No amendment may impair any award that has been granted under the Incentive Plan without the consent of the holder.

Maximum Awards
A maximum of 2.1 million shares of common stock may be subject to awards under the Incentive Plan. Any shares of common stock subject to any award granted under the Incentive Plan that are forfeited or not delivered due to the termination of such award or the settlement of such award in cash, and any shares that are withheld from delivery to a participant for purposes of paying the exercise price or tax withholding obligations with respect to an award granted under the Incentive Plan, will become available for future awards under the Incentive Plan. The maximum number of shares of common stock subject to awards granted to any individual during any calendar year may not exceed 100,000 shares of common stock. The total fair market value (determined at the time an incentive stock option is granted) of shares for which incentive stock options are exercisable for the first time by any individual during any calendar year cannot exceed $100,000.

Awards
Awards granted under the Incentive Plan will be evidenced by a written agreement between the Company and each participant, which will be in accordance with the Incentive Plan and may contain restrictions and limitations that do not violate the terms of the Incentive Plan. The Board may grant a participant one or more of the following types of awards or any combination of them.

Stock Options: The Board may grant either incentive stock options or non-qualified stock options or any combination of incentive and non-qualified stock options. The exercise price for options may not be less than 100% (110% in the case of an incentive stock option granted to a participant owning more than 10% of voting shares) of the fair market value of shares of common stock on the grant date.

Restricted Stock Awards and RSUs: The Board may grant restricted stock or restricted stock units (“RSUs”) to a participant. An award of restricted stock or RSUs will be subject to restrictions as determined by the Board, such as a participant’s continued service during a restriction period. Subject to the discretion of the Board, restricted stock and RSUs are nontransferable, and the restrictions may differ for each participant and with respect to all or any portion of the same award. Once a certificate for restricted stock is issued, a participant may vote with respect to the restricted stock. Subject to the discretion of the Board, dividends distributed with respect to the restricted stock may be subject to the same terms and conditions as the restricted stock, or to other terms and conditions. A participant will have no stock ownership interest as a result of being granted RSUs, but the Board may allow a participant to receive dividend equivalents on such units.

At the expiration of the restriction period, (1) with respect to restricted stock, the Company will reissue stock certificates to the participant or the legal representative of the participant's estate without a legend, and (2) with respect to RSUs, unless settlement is deferred by agreement between the Company and the participant, the Company will issue the shares to which the RSU relates (or, in the Board’s discretion, pay the participant an amount in cash equal to the fair market value of those shares at that time). All of the terms relating to the termination of a restriction period, or the forfeiture and cancellation of a restricted stock award or RSU upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, will be determined by the Board.

Performance Awards: The Board may grant performance awards to participants. A performance award may be denominated or payable in cash, shares, restricted stock, stock options, other securities, or other property. The Board will establish performance goals and specific performance periods with respect to such an award. The terms and conditions of any performance award will be determined by the Board.

Corporate Events and Change in Control
To reflect events such as a stock split, stock dividend, or other extraordinary corporate event, the Board may, in its sole and absolute discretion, appropriately adjust or equitably substitute the number, type and issuer of shares reserved for issuance under the Incentive Plan or that may be subject to an outstanding award, the exercise price of each outstanding stock option or performance award, and the number of RSUs outstanding and/or the type of securities referenced for determining payment of RSUs.

If a change in control of the Company occurs or is anticipated to occur, the Board in its sole discretion may take the following action(s) with respect to affected participants, or the Board may take no action: (i) cause any or all outstanding stock options and performance awards to become fully vested and immediately exercisable, (ii) cause any or all outstanding restricted stock to become non-forfeitable, in whole or in part, and/or cause the other restrictions to lapse; (iii) cancel awards in exchange for awards in respect of shares of any successor corporation, and/or (iv) redeem or cancel any or all stock options, restricted stock and restricted stock units in exchange for cash and/or other substitute consideration to the extent permitted by law.

Certain United States Federal Income Tax Consequences of Stock Options
In connection with stock options granted under the Incentive Plan, United States federal income tax consequences to participants and the Company should generally be as set forth in the following summary:

An employee to whom an incentive stock option that qualifies under Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such incentive stock option. However, upon the exercise of an incentive stock option, special alternative minimum tax rules may apply for the employee.

When the employee sells shares acquired through the exercise of an incentive stock option more than one year after the date of transfer of such shares and more than two years after the date of grant of such incentive stock option, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price of such shares and the option exercise price. If the employee does not satisfy both of these holding periods, when the employee sells such shares, the employee will recognize ordinary income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary income.

A participant to whom a non-qualified stock option is granted will not recognize income at the time of grant of such non-qualified stock option. When a participant exercises a non-qualified stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares, over the option exercise price. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a corresponding federal income tax deduction. Upon the sale of shares that were acquired by the exercise of a non-qualified stock option, the participant will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s adjusted tax basis in the shares. The adjusted tax basis of these shares will be equal to the option exercise price paid, plus the amount of ordinary income recognized by the participant at the time of exercise. The tax rate for the capital gain will depend on the length of time the shares were held by the participant and other factors.

Any delivery of shares or other payment under the Incentive Plan will be subject to appropriate federal, state, local and foreign income and employment tax withholding requirements.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of stock options or the Company or to describe tax consequences based on particular circumstances and does not address awards other than options. The discussion is based on United States federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

Equity Compensation Plan Information
The following table provides information about shares of Titan common stock that may be issued under Titan’s equity compensation plans, as of December 31, 2004:

Plan category	(i) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(ii) Weighted-average exercise price of outstanding options, warrants and rights	(iii) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (i))
Equity compensation plans approved by security holders	802,390	(a)	11.25	0	(b)
Equity compensation plans not approved by security holders	0		n/a	0	(b)
Total	802,390		11.25	0

(a)	Amount includes outstanding options under the Company’s 1993 Stock Incentive Plan and 1994 Non-Employee Director Stock Option Plan. No options were granted during 2004 under these plans.
(b)	There will be no additional issuance of stock options under the above equity compensation plans which have expired.

Recommendation
The Board of Directors believes that the approval of the Incentive Plan is in the best interest of the Company and its stockholders as it enables the Company to provide competitive equity incentives to plan participants to enhance the profitability of the Company and increase stockholder value.

✓ PROPOSAL #3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that stockholders vote FOR its selection of independent registered public accounting firm, PricewaterhouseCoopers LLP, to audit the consolidated financial statements of the Company and its subsidiaries for 2005.

PricewaterhouseCoopers LLP has served the Company as independent registered public accounting firm during the year ended December 31, 2004, and has been selected by the Audit Committee to serve as the independent registered public accounting firm for the present year. If stockholders fail to ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will consider this fact when selecting an independent registered public accounting firm for the 2006 audit year. PricewaterhouseCoopers LLP has served the Company since 1983.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they should desire and will be available to respond to appropriate questions of stockholders in attendance.

AUDIT AND OTHER FEES

Fees paid to the independent registered public accounting firm, PricewaterhouseCoopers LLP, included the following:

Audit Fees: For the years ended December 31, 2004, and 2003, PricewaterhouseCoopers LLP billed the Company $403,000 and $555,000 respectively, for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K, reviews of the quarterly financial statements included in the Company’s Form 10-Q reports and statutory audits of foreign subsidiaries.

	2004	2003
Consolidated financial statements	$387,000	$370,000
Statutory audits of foreign subsidiaries	16,000	185,000
	$403,000	$555,000

Audit Related Fees: For the years ended December 31, 2004, and 2003, PricewaterhouseCoopers LLP billed the Company $697,000 and $192,000 respectively.

	2004	2003
Sarbanes-Oxley 404 compliance	$400,000	$14,000
Bond offering, divestiture and acquisition	255,000	134,000
Employee benefit plan compliance reviews	42,000	44,000
	$697,000	$192,000

Tax Fees: For the years ended December 31, 2004, and 2003, PricewaterhouseCoopers LLP billed the Company $250,000 and $242,000 respectively.

	2004	2003
Tax return preparation and compliance	$140,000	$157,000
Foreign tax compliance and repatriation of earnings	110,000	85,000
	$250,000	$242,000

All services provided by the independent registered public accounting firm PricewaterhouseCoopers LLP have been pre-approved by the Audit Committee as required by the Audit Charter.

OTHER BUSINESS

The Board of Directors does not intend to present at the Annual Meeting any business other than the items stated in the “Notice of Annual Meeting of Stockholders” and does not know of any matters to be brought before the Annual Meeting other than those referred to above. If, however, any other matters properly come before the Annual Meeting requiring a stockholder vote, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table
The following table sets forth the compensation received by the Company's Chief Executive Officer and all executive officers whose aggregate annual salary and bonus exceeded $100,000 during 2004, collectively, the “named executive officers.”

Name and Principal Position as of December 31, 2004	Year	Salary	Bonus	Long-Term Compensation Awards Securities Underlying Options (#)	Other Compensation (a)
Maurice M. Taylor Jr.	2004	$500,000	$500,000	-0-	$-0-
President and Chief	2003	500,000	-0-	-0-	6,000
Executive Officer (b)	2002	400,000	-0-	-0-	5,500
Kent W. Hackamack	2004	$200,000	$100,000	-0-	$1,500
Vice President of Finance	2003	200,000	-0-	-0-	5,063
and Treasurer	2002	175,000	-0-	-0-	5,250
Cheri T. Holley	2004	$200,000	$100,000	-0-	$1,500
Vice President, Secretary	2003	200,000	-0-	-0-	5,063
and General Counsel (b)	2002	175,000	-0-	-0-	5,250

(a)	Other compensation represents 401(k) matching contribution for the named executive officers.
(b)	The President and Secretary are brother and sister.

Compensation Arrangements
The Company has outstanding agreements with certain executive employees of the Company selected by the Board of Directors, which provide that the individuals will not receive any benefits if they voluntarily leave the Company in the event of the commencement of steps to effect a Change of Control (defined generally as an acquisition of 20% or more of the outstanding voting shares). In the event of a termination of the individual’s employment within 60 days after the Change of Control, the executive is entitled to receive for the remaining term of the agreement, which expires in 2007, their compensation, including bonus, retirement benefits, continuation of all life, accident, health, savings and other fringe benefits. In addition, all unvested options and certain benefits become vested. Messrs. Taylor, Hackamack and Ms. Holley are each a party to such an agreement.

Aggregated Option Exercises in 2004 and Year-End Option Values
The following table sets forth certain information regarding options for the purchase of Common Stock that were exercised and/or held by the named executive officers.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Unexercised Options at December 31, 2004 Exercisable/Unexercisable (#)	Value of Unexercised in-the-Money Options at December 31, 2004 Exercisable/Unexercisable ($)
Maurice M. Taylor Jr.	0	n/a	283,010 / -0-	$ 1,036,051 / -0-
Kent W. Hackamack	0	n/a	23,660 / -0-	87,792 / -0-
Cheri T. Holley	0	n/a	24,440 / -0-	90,905 / -0-

No stock options were granted by the Company during 2004 to the named executive officers: Messrs. Taylor, Hackamack and Ms. Holley.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Committee”) is composed of four independent non-employee directors. The Board of Directors (“Board”) has determined that the members of the Committee satisfy the requirements of the New York Stock Exchange (“NYSE”) with respect to independence, experience and financial literacy. The Board has determined that Mr. Ed Campbell meets the requirements of the NYSE as the Financial Expert of the Committee. The Committee operates under a written charter adopted May 18, 2000, and amended January 20, 2004. This charter is available on our website: www.titan-intl.com.

The Committee has met quarterly with management, internal audit and the independent registered public accounting firm, individually and together, to review and approve the financial press releases, Form 10-Q and Form 10-K reports prior to their filing and release of earnings for 2004. The Committee has met in executive sessions. The Committee makes reports to the Board. The Committee has been active in the Sarbanes-Oxley 404 process and met as often as necessary to make sure that the process is on schedule and the Company has met the December 31, 2004, deadline. Mr. Ed Campbell, the Financial Expert of the Audit Committee, attended the Company’s Sarbanes-Oxley 404 training and is a participant on the Risk Assessment Committee. The Committee met a total of 10 times in 2004.

The Committee has selected PricewaterhouseCoopers LLP (“PWC”) to serve as the independent registered public accounting firm for the Company for 2005 with stockholders approval and has approved the fees submitted by PWC for 2005. The Committee has discussed the issue of independence with PWC and is satisfied that they have met the independence requirement.

The Committee has completed an annual evaluation and in their opinion has met the requirements of their charter, the New York Stock Exchange and the Securities and Exchange Commission.

The Committee has established procedures for the receipt, retention and treatment of complaints relating to the Company.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in those fields, but make every effort to test the veracity of facts and accounting principles applied by management. The Audit Committee meets independently with PWC to evaluate the quality of accounting principles applied by management and to evaluate the quality of the Company’s internal audit function. PWC reported to the Committee that there were no unresolved matters with management and there were no significant matters to report.

Members of the Audit Committee:

Albert J. Febbo, Chairman
Edward J. Campbell
Mitchell I. Quain
Anthony L. Soave

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) is composed of five independent non-employee directors. The Board of Directors (“Board”) has determined that the members of the Committee are independent. The Committee provides oversight of all executive compensation and benefit programs. The Committee operates under a written charter adopted January 20, 2004, which is posted on the Company’s website: www.titan-intl.com.

The philosophy of the Committee as it relates to executive compensation is that the Chief Executive Officer (“CEO”) and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading the Company in achieving its business objectives in an industry facing increasing competition and change.

Annual compensation for the Company’s senior management consists of base salary and bonus compensation. Salary levels of the Company executives are reviewed and are normally adjusted annually, and any bonuses are normally awarded annually. In determining appropriate salaries, the Committee considers: (i) the CEO’s recommendations as to compensation for all other executive officers; (ii) the scope of responsibility, experience, time and position and individual performance of each officer, including the CEO; and (iii) compensation levels of other companies in the industry. The Committee’s analysis is a subjective process, which utilizes no specific weights or formulas of the aforementioned factors in determining executives’ base salaries.

The Committee considers bonus compensation to be the primary motivational method for encouraging and rewarding outstanding individual performance, especially for the Company’s senior management, and overall performance of the Company. Bonuses are based primarily upon: (i) performance of the Company; (ii) performance of the individual; and (iii) recommendation of the CEO. The purpose of awarding bonuses is to provide a special incentive to maximize individual performance and the overall performance of the Company. There are employment contracts for senior management, which are also considered.

In determining the total compensation package for the CEO for 2004, the Committee considered all of the factors discussed above. Additionally, the Committee considered the Company’s performance, the success of the Company’s facilities in surpassing their objectives, the extent and timing of the additions to the Company during the year, the quality and efficiency of the Company’s staff, and certain other factors relating to the Company’s performance.

The Committee discussed director compensation and made suggestions to the Board. The Committee has completed an annual evaluation and in their opinion has met the requirements of their charter. The Committee has reviewed the Compensation Committee Charter and has found it is adequate. The Committee makes a report to the Board when appropriate. The Committee met three times in 2004.

Members of the Compensation Committee:

Mitchell I. Quain, Chairman
Edward J. Campbell
Richard M. Cashin Jr.
Albert J. Febbo
Anthony L. Soave

REPORT OF THE NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Nominating/Corporate Governance Committee of the Board of Directors (the “Committee”) is composed of four independent non-employee directors and provides guidance to the Board of Directors (“Board”) regarding corporate governance guidelines. In addition, the Committee develops criteria, identifies, screens and nominates candidates for election to the Board giving attention to the composition of the Board and its committees. The Committee operates under a written charter adopted January 20, 2004, and this charter is available on the Company’s website: www.titan-intl.com.

The Committee recommended to the Board that Richard M. Cashin Jr., Albert J. Febbo and Mitchell I. Quain stand for re-election as Class II directors based on approved criteria.

The Committee has accomplished the following per their charter: (i) oversight of the development and recommendation of a set of corporate governance guidelines; (ii) oversight of the evaluation of the Board and management; (iii) evaluation of the Committee and its success in meeting the requirements of the Charter; (iv) review and assurance of the adequacy of the Nominating/Corporate Governance Committee Charter; and (v) presentation of reports to the Board when appropriate. The Committee met two times in 2004.

The Committee has given particular attention to corporate governance compliance issues established by the Securities and Exchange Commission and the New York Stock Exchange. The Company has posted its corporate governance guidelines on the Company’s website.

Members of the Nominating/Corporate Governance Committee:

Edward J. Campbell, Chairman
Albert J. Febbo
Mitchell I. Quain
Anthony L. Soave

PERFORMANCE COMPARISON GRAPH
The following performance graph compares cumulative total return for the Company’s common stockholders over the past five years against the cumulative total return of the Standard & Poor’s 500 Stock Index, and against the Standard & Poor’s 600 Construction and Farm Machinery and Heavy Trucks Index. The graph depicts the value on December 31, 2004, of a $100 investment made on December 31, 1999, in Company common stock and each of the other two indices, with all dividends reinvested. The Company’s common stock is currently traded on the New York Stock Exchange under the symbol of TWI.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN
$300
$250
$200
$150
$100
$50
$0
Dec99
Dec00
Dec01
Dec02
Dec03
Dec04
TITAN INTERNATIONAL INC
S&P 500 INDEX
S&P 600 CONSTRUCTION & FARM MACHINERY & HEAVY TRUCKS

Fiscal Year Ended December 31,
	1999	2000	2001	2002	2003	2004
Titan International, Inc.	$100.00	$66.11	$74.28	$21.16	$49.00	$242.37
S&P 500 Index	100.00	90.90	80.09	62.39	80.29	89.03
S&P 600 Const. & Farm Machinery Index	100.00	90.69	94.71	100.67	169.71	227.47

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under the securities laws of the United States, the directors and executive officers of the Company and the persons who own more than 10% of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and to the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings during 2004. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during 2004, all of these reports were timely filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's common stock as of December 31, 2004, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each director and nominee for director, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number (a)		Percent
Maurice M. Taylor Jr. 2701 Spruce Street Quincy, IL 62301	1,880,276	(b)	11.5%
Systematic Financial Management, L.P. Glenpointe East, 7th Floor 300 Frank W. Burr Boulevard Teaneck, NJ 07666	972,300	(c)	6.0%
Anthony L. Soave 3400 Lafayette Detroit, MI 48207	908,500		5.6%
LSV Asset Management 1 North Wacker Drive, Suite 4000 Chicago, IL 60606	888,300	(c)	5.4%
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 402 San Mateo, CA 94402	886,600	(c)	5.4%
Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	853,300	(c)	5.2%
Mitchell I. Quain	196,800		1.2%
Erwin H. Billig	108,225		*
Richard M. Cashin Jr.	103,429		*
Albert J. Febbo	72,000		*
Edward J. Campbell	67,250		*
Cheri T. Holley	24,440		*
Kent W. Hackamack	23,660		*
All named executive officers & directors as a group (nine persons)	3,384,580	(d)	20.7%
___________________________ * Less than one percent.
(a)
Except for voting powers held jointly with a person's spouse, represents sole voting and investment power unless otherwise indicated. Includes unissued shares subject to options exercisable within 60 days after December 31, 2004, as follows: Mr. Taylor, 283,010 shares; Mr. Soave, 72,000 shares; Mr. Quain, 36,000 shares; Mr. Billig, 63,000 shares; Mr. Cashin, 63,000 shares; Mr. Febbo, 72,000 shares; Mr. Campbell, 63,000 shares; Ms. Holley, 24,440 shares; Mr. Hackamack, 23,660 shares; all named executive officers and directors as a group, 700,110 shares.

(b)
Includes 961,500 shares held jointly by Mr. Taylor and his wife as to which they share voting and dispositive power. Also includes 580,066 shares held by Mr. Taylor as to which he has sole voting and dispositive power. Also includes 55,700 shares held by the Maurice and Michelle Taylor Foundation (which is a charitable/educational foundation) that has voting and dispositive power.

(c)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(d)
In addition, the Company has the power to vote 1,186,387 shares of common stock (7.3% of the common stock outstanding on the Record Date) held by the trustee for the Company’s 401(k) retirement savings plans. These shares relate to Company matching contributions.

CORPORATE GOVERNANCE

Independence
The Board of Directors has determined that five of the Company’s seven directors are independent under the rules of the New York Stock Exchange. The independent directors are: Edward J. Campbell, Richard M. Cashin Jr., Albert J. Febbo, Mitchell I. Quain and Anthony L. Soave. The other two directors are Erwin H. Billig, chairman of the Board, and Maurice M. Taylor Jr., president and CEO. Each of the directors serving on the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee are independent under the standards of the New York Stock Exchange.

Meetings of Non-Employee Directors
When the non-employee directors of the Board or respective committees meet in executive session without management, and their chairman is unavailable for the executive session, a temporary chair is selected from among the directors to preside at the executive session.

Charters
The Company has adopted Charters for its Audit, Compensation and Nominating/Corporate Governance Committees. These Charters are published on the Company’s website: www.titan-intl.com. The Company will provide without charge a copy of the Charters to any stockholder upon written request to the Corporate Secretary, Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301.

Business Conduct Policy
The Company’s Business Conduct Policy is published on the Company’s website: www.titan-intl.com. The Company will provide without charge a copy of the Charters to any stockholder upon written request to the Corporate Secretary, Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301.

Communication with the Board of Directors
Correspondence for any member of Titan’s Board of Directors may be sent to his attention:
c/o Corporate Secretary, Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301. Any written communication will be forwarded to the Board for its consideration.

Director Nomination Process
The Nominating/Corporate Governance Committee and other members of the Board identify candidates for consideration by the Nominating/Corporate Governance Committee. An executive search firm may also be utilized to identify qualified candidates for consideration. The Nominating/Corporate Governance Committee evaluates candidates based on the qualifications for director described in its charter. These qualifications include, among other things, integrity, business experience, stature in their field of endeavor, diversity of perspective, ability to reach thoughtful, independent and logical judgments on difficult and complex issues, and whether the candidate meets the independence standards of the Securities and Exchange Commission and the New York Stock Exchange. The Nominating/Corporate Governance Committee then presents qualified candidates to the full Board of Directors for consideration and selection. The Nominating/Corporate Governance Committee will consider nominees for election to the Board that are recommended by stockholders, applying the same criteria for candidates as discussed above, provided that a description of the nominees’ qualifications for the directorship, experience and background, a written consent by a nominee to act as such, and other information specified in the By-Laws, accompany the stockholder’s recommendation. Any stockholder nominations for election as directors at the 2006 Annual Meeting must be delivered to Titan at the address set forth below, not later than November 30, 2005. All nominations must be sent to the Nominating/Corporate Governance Committee, c/o Corporate Secretary, Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301.

Director Attendance at Annual Meetings
The Company does not expect its directors to attend the Annual Meeting of Stockholders. All directors attended the 2004 Annual Meeting, except Mr. Cashin, who was unable to attend due to a scheduling conflict.

RELATED PARTY TRANSACTIONS

The Company sells products and pays commissions to companies controlled by persons related to the Chief Executive Officer of the Company. During 2004, 2003 and 2002, sales of Titan product to these companies were approximately $4.6 million, $6.5 million and, $7.6 million, respectively. On sales referred to Titan from these manufacturing representative companies, commissions were approximately $1.5 million, $1.2 million, and $1.1 million during 2004, 2003 and 2002, respectively. These sales and commissions were made in the ordinary course of business and were made on terms no less favorable to Titan than comparable sales and commissions to unaffiliated third parties. At December 31, 2004 and 2003, Titan had trade receivables of $1.4 million and $1.9 million due from these companies, respectively.

STOCKHOLDER PROPOSALS

Any proposal to be presented at the 2006 Annual Meeting of Stockholders must be received at the principal executive offices of the Company no later than November 30, 2005, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Annual Meeting of Stockholders. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission relating to stockholder proposals, and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested. In addition, if a stockholder intends to present a proposal at the Company’s 2006 Annual Meeting of Stockholders without the inclusion of such proposal in the Company’s proxy material and written notice of such proposal is not received by the Company on or before February 13, 2006, proxies solicited by the Board of Directors for the 2006 Annual Meeting of Stockholders will confer discretionary authority to vote on such proposal if presented at the meeting. Stockholders’ proposals should be sent to: Cheri T. Holley, Secretary of Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING INFORMATION

Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record, may deliver a single copy of the Company’s annual report to stockholders and proxy statement to multiple stockholders sharing the same address. Upon written request, the Company will promptly deliver a separate copy of the annual report and/or proxy statement to any stockholder at a shared address. Stockholders may notify the Company of their requests by writing to the Investor Relations Department, Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301.

COST OF PROXY SOLICITATION

The costs of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile transmission or telegraph, by directors, officers or regular employees of the Company, without additional compensation. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of the Company’s Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith.

By Order of the Board of Directors,

March 30, 2005
CHERI T. HOLLEY
                        Secretary

Appendix A
TITAN INTERNATIONAL, INC.
2005 EQUITY INCENTIVE PLAN

SECTION 1. Purpose
The purposes of the Titan International, Inc. 2005 Equity Incentive Plan (the “Plan”) of Titan International, Inc. (the “Company”) are (i) to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward employees of the Company and its affiliates, directors of the Company, and consultants and other persons who provide substantial services to the Company and its affiliates, (ii) to link compensation to measures of the Company’s performance in order to provide additional incentives to such persons for the creation of stockholder value, and (iii) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders.

SECTION 2. Definitions
For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:
(a)
“Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, or is controlled by, or is under common control with such Person. For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the Person.

(b)	“Award” means a grant of Options, Restricted Stock, Restricted Stock Units or performance awards pursuant to the provisions of the Plan.
(c)	“Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.
(d)
“Board” means the Board of Directors of the Company; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 3, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.

(e)
“Change in Control” means the first to occur of any of the following after the Plan Effective Date: (i) the consummation of any merger or consolidation with respect to which the Company or any Parent is a constituent corporation (other than a transaction for the purpose of changing the Company’s corporate domicile), any liquidation or dissolution of the Company or any sale of all or substantially all of the Company’s assets, (ii) a change in the identity of a majority of the members of the Company’s Board of Directors within any twelve-month period, which change or changes are not recommended by the incumbent directors immediately prior to any such change or changes, or (iii) if any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or group of persons acting in concert, other than the Company, a Parent, a Subsidiary or an employee benefit plan or employee benefit plan trust maintained by the Company, a Parent or a Subsidiary, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act, except that a person also shall be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote in the election of directors.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(g)	“Committee” means a committee appointed by the Board in accordance with Section 3 of the Plan.
(h)	“Director” means a member of the Board.
(i)	“Disability” means a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.
(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)
“Fair Market Value” means, as of any date: (i) if the Shares are listed on an established stock exchange or exchanges, the mean between the highest and lowest sale prices of the Shares quoted in the Transactions Index of each such exchange as averaged with such mean price as reported on any and all other exchanges, as published in “The Wall Street Journal” and determined by the Company, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted (subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the Shares on the date an Option is granted); or (ii) if Shares are not then listed on an exchange, the average of the closing bid and asked prices per share for the Shares in the over-the-counter market as quoted on The NASDAQ Stock Market on such date, or if no Share prices are reported on such date, for the last preceding date on which there were reported Share prices; or (iii) if the Shares are not then listed on an exchange or quoted on The NASDAQ Stock Market, the Fair Market Value will be determined by the Board acting in its discretion, which determination will be conclusive.

(l)	“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.
(m)	“Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
(n)
“Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

(o)	“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.
(p)	“Option” means any option to purchase Shares (including Restricted Stock, if the Committee so determines) granted pursuant to Section 6 hereof.
(q)	“Parent” means any “parent corporation” of the Company as defined in Section 424(e) of the Code.
(r)	“Participant” means an employee, consultant or director of the Company or any of its Affiliates to whom an Award is granted.
(s)	“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.
(t)	“Plan Effective Date” means the date the Plan is approved by the Company’s stockholders.
(u)	“Restricted Stock” means Shares that are subject to restrictions pursuant to Section 7 hereof.
(v)	“Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 8 of the Plan.
(w)	“Section 409A of the Code” means Section 409A of the Code and any regulations or other Internal Revenue Service guidance issued thereunder.
(x)	“Share” means a share of the Company’s common stock, subject to substitution or adjustment as provided in Section 4(d) hereof.
(y)	“Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

SECTION 3. Administration
The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 3 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Any Committee established under this Section 3 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 3 will be Non-Employee Directors; but provided further, the Committee may delegate to one or more officers of the Company, or a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to persons who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate such Awards. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

The Board will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Board will have the authority:
(a)	to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 5);
(b)	to determine the type of Award to be granted to any person hereunder;
(c)	to determine the number of Shares, if any, to be covered by each such Award;
(d)	to establish the terms and conditions of each Award Agreement; and
(e)	to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 6(b).

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award. This Plan shall be administered in accordance with Rule l6b-3 of the Exchange Act.

SECTION 4. Shares Subject to the Plan
(a)
Shares Subject to the Plan: The Shares to be subject to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. Subject to this Section 4(a) and subject to adjustment from time to time in accordance with the provisions of Section 4(d), the maximum number of Shares that may be subject to Awards under the Plan (including, without limitation, Incentive Stock Options) is 2.1 million Shares, and the Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

(b)	Individual Limit: In no event shall the aggregate number of Shares for which any one individual participating in the Plan may be granted Awards for any given year exceed 100,000 Shares.

(c)
Effect of the Expiration or Termination of Awards: If and to the extent that an Option, performance award or Restricted Stock Unit expires, terminates or is canceled or forfeited for any reason without the issuance of Shares in respect thereof, the Shares associated with that Option, performance award or Restricted Stock Unit will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Stock is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 17(d) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan. Finally, if any Share subject to an Option or performance award is withheld by the Company in satisfaction of the exercise price payable upon exercise of that Option or performance award, that Share will again become available for grant under the Plan.

(d)
Other Adjustment: If the outstanding Shares are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such Shares (or any stock or securities received with respect to such Shares), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such Shares (or any stock or securities received with respect to such Shares) or if a similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, or if the value of the outstanding Shares is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment or equitable substitution may be made by the Board, in its sole and absolute discretion, (i) to the aggregate number, type and issuer of the securities reserved for issuance under the Plan, (ii) to the number, type and issuer of Shares subject to outstanding Options and performance awards, (iii) to the exercise price of outstanding Options and performance awards, (iv) to the number, type and issuer of Restricted Stock outstanding under the Plan and (v) to the number of Restricted Stock Units outstanding under the Plan and/or the type of securities referenced for determining payment in respect thereof. No fractional interests will be issued under the Plan pursuant to any such adjustment or substitution. The Board’s determination with respect to adjustments and substitutions shall be final, binding and conclusive. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments or substitutions, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets. Notwithstanding the foregoing to the contrary, with respect to Incentive Stock Options, no adjustment or substitution shall be authorized hereunder to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto.

(e)
Change in Control: Notwithstanding anything to the contrary set forth in this Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i)	cause any or all outstanding Options and performance awards held by Participants affected by the Change in Control to become fully vested and immediately exercisable, in whole or in part;
(ii)
cause any or all outstanding Restricted Stock held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part, and/or cause the Restriction Period or other restrictions on any such Restricted Stock to lapse;

(iii)
cancel any Option held by a Participant affected by the Change in Control in exchange for an option to purchase common stock of any successor corporation, which new option satisfies the requirements of Treas. Reg. §1.425-1(a)(4)(i) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);

(iv)
cancel any or all Restricted Stock, Restricted Stock Units or performance awards held by Participants affected by the Change in Control in exchange for restricted stock, restricted stock units or performance awards in respect of the common stock of any successor corporation;

(v)
redeem any or all Restricted Stock held by Participants affected by the Change in Control for cash and/or other substitute consideration with a value equal to (a) the number of Restricted Stock to be redeemed multiplied by (b) the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi)
cancel any Option held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (a) the number of Shares subject to that Option, multiplied by (b) the difference between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; and/or

(vii)
to the extent that the Change in Control also qualifies as a “Change in Control Event” described in Q&A-11 of IRS Notice 2005-1, cancel any Restricted Stock Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (a) the number of Restricted Stock Units, multiplied by (b) the Fair Market Value per Share on the date of the Change in Control.

Notwithstanding the foregoing to the contrary, to the extent that the acceleration of vesting of a grant or an Award is deemed to constitute a “parachute payment” under Section 280G of the Code and such payment, when aggregated with other parachute payments to the Participant results in any “excess parachute payment” under Section 280G of the Code, any accelerated payment under this Section 4(e) shall be reduced to the highest permissible amount that shall not subject the Participant to an excess parachute excise tax under Section 4999 of the Code and shall entitle the Company to retain its full compensation tax deduction for the payment.

SECTION 5. Eligibility
Employees, directors, consultants and other individuals who provide services to the Company or any of its Affiliates are eligible to be granted Awards under the Plan; provided however, that only employees of the Company or any Parent or Subsidiary are eligible to be granted Incentive Stock Options hereunder. The Board may grant Awards to an individual upon the condition that the individual become an employee; provided however, that the Award shall be deemed to be awarded only on the date the individual becomes an employee, unless a later date is specified in the Award.

SECTION 6. Options
Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Without limiting the generality of Section 4(a), any number of the maximum number of Shares provided for in Section 4(a) may be subject to Incentive Stock Options or Non-Qualified Stock Options or any combination thereof.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:
(a)	Discretionary Grants: Pursuant to Section 3, the Board in its discretion may grant Options to individuals who meet the eligibility requirements of Section 5.
(i)
Option Price and Number of Shares: The exercise price per Share purchasable under a Non-Qualified Stock Option will be determined by the Board. The exercise price per Share of any Option will be not less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of any Parent or Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant. The Board in its sole discretion determines the number of Shares, if any, subject to an Option

(ii)
Option Term: The term of each Option will be fixed by the Board, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of any Parent or Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(iii)
Vesting and Exercisability: Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option granted is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.

(iv)
Incentive Stock Option Limitations: In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Parent or Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(b)
Method of Exercise: Subject to the exercisability provisions hereunder, the termination of service provisions set forth in Section 10 and the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice must be accompanied by executed copies of any stock purchase, stock restriction, stockholder or other agreement required by the Board in its sole and absolute discretion and by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made (i) in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised and/or (ii) to the extent the Option is exercised for vested shares, through a special sale and remittance procedure described below; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment by either of the foregoing methods may be authorized only at the time the Option is granted. In order to use the “special sale and remittance procedure” mentioned in the preceding sentence, a Participant must concurrently provide irrevocable written instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction. The Board may, in the exercise of its discretion, allow the Company to loan the exercise price to a Participant entitled to exercise an Option, if the exercise will be followed by an immediate sale of some or all of the underlying Shares and a portion of the sales proceeds is dedicated to full payment of the exercise price. The Company will not provide such a loan to any Participant who is an executive officer or a Director of the Company.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 17(a) hereof.
(c)
Termination of Service: Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 10 with respect to exercise upon or following termination of service.

SECTION 7. Restricted Stock
(a)
Issuance: Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.

(b)
Awards and Certificates: The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Stock may, but need not, be zero.

A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, the Company’s stockholders’ agreement, if any, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE TITAN INTERNATIONAL, INC. 2005 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND TITAN INTERNATIONAL, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF TITAN INTERNATIONAL, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF TITAN INTERNATIONAL, INC.

Share certificates evidencing Restricted Stock may be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Stock award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.
(c)	Restrictions: The Restricted Stock awarded pursuant to this Section 7 will be subject to the following restrictions and conditions:
(i)
Awards of Restricted Stock shall have such restrictions as the Board may impose that are consistent with the terms of the Plan. Subject to the discretion of the Board, during a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii)
Except as provided in this Paragraph (ii) or Section 7(c)(i), once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 4 of the Plan. Subject to the Board’s discretion, any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period; provided, however, that unless the Board shall otherwise determine, any Shares distributed with respect to Restricted Stock or which a Participant is otherwise entitled to receive by reason of such Shares shall be subject to a 90 day restriction on transfer after receipt of stock certificates.

(iii)
Unless otherwise specified in the applicable Award Agreement, if a Participant’s service with the Company or any of its Affiliates terminates prior to the expiration of the Restriction Period or any other restrictions, the Restricted Stock will be subject to forfeiture under the terms of Section 10.

(iv)
If and when the Restriction Period and other restrictions expire without a prior forfeiture of the Restricted Stock subject to such Restriction Period and other restrictions (or if and when the restrictions applicable to Restricted Stock lapse pursuant to Section 4(e)), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 7(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 8. Restricted Stock Units
Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each granted Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each granted Restricted Stock Unit shall entitle the Participant to whom it is granted to a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the Award Agreement and shall comply with the limitations set forth in Section 409A of the Code.

SECTION 9. Performance Awards
The Board is authorized to grant performance awards to eligible individuals. Subject to the terms of the Plan, a performance award granted under the Plan (a) may be denominated or payable in cash, Shares (including, without limitation, the award of Restricted Stock described in Section 7), the grant of Options described in Section 6, other securities, or other property, and (b) shall confer on the holder thereof rights valued as determined by the Board and payable to, or exercisable by, the holder of the performance award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Board shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and other terms and conditions shall be determined by the Board.

SECTION 10. Termination of Service
(a)
Options: Unless otherwise specified with respect to a particular Award, Options granted hereunder will remain exercisable after termination of service with the Company or any of its Affiliates only to the extent specified in this Section 10(a). Other than as provided in the applicable Award Agreement, if, prior to the date that such an Option shall first become exercisable, a Participant’s service with the Company or any of its Affiliates is terminated, with or without cause (as defined by the Board), or by the act, death, Disability, or retirement of the Participant, such Participant’s right to exercise such Option shall terminate and all rights under the applicable Award Agreement shall cease.

(i)
Death: If a Participant’s service with the Company or any of its Affiliates terminates by reason of death, or if such Participant dies after a termination from service but while an Option remains exercisable, any Option awarded to the Participant may thereafter be exercised, to the extent exercisable at the date of death, or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (A) at such time as may be specified by the Board at or after the time of grant, or (B) if not specified by the Board, then one year from the date of death, or (C) if sooner than the applicable period specified under (A) or (B) above, then upon the expiration of the stated term of such Option.

(ii)
Disability: If a Participant’s service with the Company or any of its Affiliates terminates by reason of Disability, or if such Participant is rendered disabled due to a Disability after a termination from service but while an Option remains exercisable, any Option awarded to the Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (A) at such time as may be specified by the Board at or after the time of grant, or (B) if not specified by the Board, then one year from the date of termination of service, or (C) if sooner than the applicable period specified under (A) or (B) above, then upon the expiration of the stated term of such Option.

(iii)
Other Termination: If a Participant’s service with the Company or any of its Affiliates terminates for any reason other than death or Disability, unless the Participant dies or is rendered disabled due to a Disability while an Option remains exercisable pursuant to Sections 10(a)(i) and (ii), respectively, any Option awarded to the Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (A) at such time as may be specified by the Board at or after the time of grant, or (B) if not specified by the Board, then three months from the date of termination of service, or (C) if sooner than the applicable period specified under (A) or (B) above, then upon the expiration of the stated term of such Option.

(b)
Restricted Stock: Unless otherwise determined by the Board or provided in the Award Agreement relating to a particular award of Restricted Stock, if a Participant’s service with the Company or any of its Affiliates terminates prior to the expiration of the Restriction Period or any other restrictions, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically except as provided under this Section 10(b):

(i)
Forfeitures: If the service of a Participant terminates for any reason, other than the Participant’s death or Disability or retirement on or after his normal retirement date (as defined by the Board), all Restricted Stock theretofore awarded to the Participant which is still subject to restrictions shall upon such termination of service be forfeited and transferred back to the Company. Notwithstanding the foregoing or Section 10(b)(iii) below, if a Participant continues to hold an Award of Restricted Stock following termination of the service, including in the case of retirement, the Restricted Stock which remains subject to restrictions shall nonetheless be forfeited and transferred back to the Company if the Board at any time thereafter determines that the Participant has engaged in any activity detrimental to the interests of the Company or any of its Affiliates.

(ii)
Death or Disability: If a Participant’s service terminates by reason of death or Disability, or if following retirement a Participant continues to have rights under an Award of Restricted Stock and thereafter dies, the restrictions contained in such Award shall lapse with respect to such Restricted Stock.

(iii)
Retirement: If a Participant ceases to be employed by reason of retirement on or after his normal retirement date (as defined by the Board), the restrictions contained in the Award of Restricted Stock shall continue to lapse in the same manner as though service had not terminated.

(c)
Performance Awards and Restricted Stock Units: If the service of a recipient of a performance award or a Restricted Stock Unit hereunder terminates, such termination shall affect any particular Award in a manner determined from time to time by the Board in its sole discretion or as shall be provided in an Award Agreement relating to such Award.

(d)
Transfers: The transfer of an employee from one corporation to another among the Company, any Parent and any Subsidiary, or a leave of absence with the written consent of the Company, shall not constitute a termination of service for purposes of the Plan.

SECTION 11. Rights Prior to Issuance of Shares
No Participant shall have any rights as a stockholder with respect to any Shares with respect to an Award until the issuance of a stock certificate to the Participant for such Shares. No adjustment shall be made for dividends or other rights with respect to such Shares for which the record date is prior to the date such certificate is issued.

SECTION 12. Transferability of Awards
Unless the Board determines otherwise, no Option, performance award, Restricted Stock Unit or Restricted Stock, other than Restricted Stock with respect to which restrictions have lapsed, which shall be fully transferable, granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, or to a participant’s Family Member pursuant to a qualified domestic relations order as defined by the Code. With the approval of the Board in each instance, an Option, performance award, Restricted Stock Unit or Restricted Stock under the Plan may be transferred by a Participant to a Family Member by gift. Unless the Board determines otherwise, an Option or performance award may be exercised only by the Participant, or by his or her guardian or legal representative; by his or her Family Member if such person has acquired the Option or performance award pursuant to a qualified domestic relations order (or by any gift permitted by the Board); or by his or her executor or administrator or any person to whom the option or performance award is transferred by will or the laws of descent and distribution; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Award granted under the Plan and transferred as permitted by this Section 12 and any transferee of any such Award shall be bound by all provisions of this Plan as and to the same extent as the Participant.

SECTION 13. Amendments and Termination
The Board may amend, alter or discontinue the Plan at any time subject to any stockholder approval that may be required by law or by the rules of the New York Stock Exchange or other stock market on which the Shares are traded. Except as otherwise provided in Section 4(e) of the Plan, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by the Company’s stockholders in a manner consistent with the requirements of Section 422(b)(1) of the Code and related regulations would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 4(d)), or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 14. Unfunded Status of Plan
The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.

SECTION 15. Effective Date of Plan
The Plan was adopted by the Board on December 6, 2004. The Plan is subject to the approval of the stockholders of the Company within twelve (12) months after the adoption of the Plan by the Board. No Award granted under the Plan may be exercised in whole or in part until the Plan has been approved by stockholders within such 12-month period, and the effectiveness of the Plan and any Awards granted hereunder are conditioned upon such stockholder approval.

SECTION 16. Term of Plan
The Plan will continue in effect until the earlier of (i) the date on which it is terminated by the Board in accordance with Section 13, and (ii) the date on which no Shares remain available for issuance under the Plan; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date the Plan is adopted, or the Plan Effective Date, whichever is earlier (or, if stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the earlier of the date that the amendment is adopted or the date that it is approved by stockholders); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

SECTION 17. General Provisions
(a)
Conditions and Representations: Notwithstanding anything contained herein to the contrary, the Company’s obligation to sell and/or deliver Shares pursuant to an Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities or such other laws or regulations as the Company deems necessary or advisable. As a condition to the delivery of any Shares hereunder, if at any time the Company shall determine, in its sole discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of Shares in connection therewith, then the grant or exercise of, or issuance or purchase of Shares pursuant to, any such Award will be suspended, in whole and in part, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate or required by any law. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities or other laws.

All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)
Other Compensation: Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c)
No Right To Continued Service: Neither the adoption of the Plan nor the granting of any Award nor the execution of any document in connection with the Plan will (i) confer upon any person any right to continued employment, service or engagement with the Company and its Affiliates, or (ii) interfere in any way with the right of the Company or any such Affiliate to terminate the employment of any of its employees at any time.

(d)
Withholding: No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Subject to the approval of the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e)
Invalid Provisions: In the event that any provision of this Plan is found to be invalid or otherwise inconsistent or unenforceable under any applicable law (including, without limitation, Section 409A of the Code), such invalidity, inconsistency or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid, inconsistent or unenforceable provision was not contained herein.

(f)
Governing Law: The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Illinois, without regard to the application of the principles of conflicts of laws.

(g)
Notices: Any notice to be given to the Company pursuant to the provisions of the Plan will be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.

Titan International, Inc.
2701 Spruce Street • Quincy, IL 62301
www.titan-intl.com

PROXY                                                                                               PROXY
TITAN INTERNATIONAL, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
THURSDAY, MAY 19, 2005, 4:30 P.M. CENTRAL TIME
OAKLEY-LINDSAY CENTER
THIRD & YORK STREETS
QUINCY, IL 62301

The undersigned hereby constitutes and appoints Maurice M. Taylor Jr., Cheri T. Holley, and each of them, attorneys with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in TITAN INTERNATIONAL, INC., at the Annual Meeting of Stockholders to be held on Thursday, May 19, 2005, and at any adjournments thereof and on all matters properly coming before the meeting.

This proxy will be voted as directed or, if no direction is indicated, will be voted FOR Items 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENVELOPE PROVIDED.

(Continued and to be signed on reverse side)

TITAN INTERNATIONAL, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ■

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

	For	Withhold		For	Against	Abstain
1. Election of Directors - Nominees for Election as Class II Director to serve until the 2008 Annual Meeting:			2. Approval of the Titan International, Inc. 2005 Equity Incentive Plan	☐	☐	☐

Richard M. Cashin Jr.	☐	☐	3. Ratification of Independent Registered Public Accounting Firm -To ratify the selection of PricewaterhouseCoopers LLP, as the Independent Registered Public Accounting Firm for 2005.	☐	☐	☐

Albert J. Febbo	☐	☐

Mitchell I. Quain	☐	☐

Note: Please note that if you are attending the Annual Meeting proof of stock ownership and valid photo identification must be presented.

Dated: ________________________________________________, 2005

___________________________________________________________ Signature

___________________________________________________________ Signature

(This proxy must be signed exactly as the name appears hereon. If acting as attorney, executor, or trustee, or in corporate or representative capacity, please sign name and title.)

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YOUR VOTE IS IMPORTANT.

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PROMPTLY IN THE ENVELOPE PROVIDED.